Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Pre-Effective Amendment No. 1 to Form S-3 of The Cannabist Company Holdings Inc. (the “Company”) of our report dated March 13, 2024 relating to the consolidated financial statements of the Company.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

April 12, 2024

1200-609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, B.C., Canada V7Y 1G6

Telephone (604) 687-0947 Davidso-co.com